U.S. Securities and Exchange Commission
                          Washington, D.C. 20549


                               Form S-3

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     CYBERTEL COMMUNICATIONS CORP.
                     -----------------------------
             (Name of small business issuer in its charter)

         Nevada                                       86-0862532
         ------                                       ----------
(State or jurisdiction of                            (I.R.S. Employer
incorporation or organization)                      Identification No.)

                      2820 La Mirada  Drive, Suite H
                          Vista, California 92083
                               (858) 646-7410
                               --------------
         (Address and telephone number of principal executive offices)

                          Richard D. Mangiarelli
                      2820 La Mirada  Drive, Suite H
                          Vista, California 92083
                               (858) 646-7410
                               --------------
          (Name, address and telephone number of agent for service)

                               Copies to:
                       Branden T. Burningham, Esq.
                     455 East 500 South, Suite 205
                       Salt Lake City, Utah 84111
                             (801) 363-7411

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

==============================================================================

                          CALCULATION OF REGISTRATION FEE

Title of
Each                                  Proposed    Proposed
Class of                              Maximum     Maximum
Securities          Amount of         Offering    Aggregate      Amount of
to be               shares to be      Price per   Offering       Registration
Registered          Registered        Share (1)   Price (1)      Fee
==============================================================================

Common Stock (2)(3)    200,000         $0.33      $   66,000       $ 15.77
Common Stock (2)(4)  1,190,476         $0.168     $  200,000       $ 47.80
Common Stock (2)(5) 13,634,677         $0.168     $2,290,626       $547.46

TOTALS              15,025,153                    $2,556,626       $611.03

==============================================================================

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(c) under the Securities Act on the basis of the average of the bid and asked price of our common stock as quoted on the OTC Electronic Bulletin Board on May 13, 2002.

(2) We are registering 15,025,153 shares of common stock that the selling stockholders may sell as outlined herein. In accordance with Rule 416 promulgated under the Securities Act, a presently undeterminable number of shares of common stock are also being registered hereunder which may be issued in the event the anti-dilution provisions of our outstanding warrants become operative.

(3) Represents shares issuable upon the exercise of warrants issued by us and having an exercise price of $0.33 per share as outlined under the caption "Selling Security Holders."

(4) Represents the maximum number of shares issuable upon conversion of an 8% Convertible Note in the amount of $200,000. As of May 13, 2002, the conversion price of the Note was $0.168 per share, and this amount has been used in determining the number of shares being registered, the offering price for these shares and the registration fee.

(5) Represents shares issuable upon the conversion of 2,020 shares of 6% Convertible Series A Preferred Stock having a stated value of $1,000 per share. As of May 13, 2002, the conversion price of the Preferred Stock was $0.168 per share, and this amount has been used in determining the number of shares being registered, the offering price for these shares and the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          CYBERTEL COMMUNICATIONS CORP.
                       15,025,153 Shares of Common Stock

          This prospectus covers an aggregate of 15,025,153 shares of our common stock (the "Shares") that the selling stockholders may sell as outlined herein. It has been filed with the Securities and Exchange Commission as part of a registration statement that you may examine in the Securities and Exchange Commission's EDGAR Archives.

          Our common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc.(the "NASD") under the symbol "CYTP." Our common stock bid and asked prices on May 13, 2002, were $0.21 bid and $0.23 asked.

          THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE THE CAPTION "RISK FACTORS," BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

          The date of this prospectus is __________, 2002.

                              PROSPECTUS SUMMARY

                         CYBERTEL COMMUNICATIONS CORP.
                         -----------------------------

                                  The Company
                                  -----------

          You should carefully read our entire prospectus and consolidated financial statements and related notes. Unless the context requires otherwise, "we," "us," "our" and similar terms, as well as references to "Cybertel," refer to Cybertel Communications Corp., a Nevada corporation.

          We are a provider of long distance voice and data telecommunications services. We use the network switching and transport facilities of Tier I long distance providers such as Qwest, Global Crossing and Call Services, to provide a broad array of integrated long distance telecommunications services such as long distance, calling cards and wireless communications.

         Our offices are located at 2820 La Mirada Drive, Suite H, Vista, California 92083. Our telephone number is (858) 646-7410.

                           The Offering
                           ------------

Securities offered by us . . . .None.

Securities that may be sold
by our stockholders . . . . . . 15,025,153 shares of our common stock.

Use of proceeds . . . . . . . . We will not receive any money from the selling stockholders when they sell shares of our common stock; however, at current market prices for our common stock, we may receive up to $66,000 from the exercise of outstanding warrants to acquire shares that are being registered. As of the date of this prospectus, none of these warrants has been exercised.

Offering Price . . . . . . . . .Market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, all of which may change.

Transfer Agent . . . . . . . . .Pacific Stock Transfer, 500 East Warm Springs,
                                Suite #240, Las Vegas, Nevada 84111, serves as the transfer agent and registrar for our outstanding securities.

          We have agreed to pay all costs and expenses relating to the registration of our common stock. The selling stockholders will be responsible for any related commissions, taxes, attorney's fees and other charges relating to the offer or sale of these securities. The selling stockholders may sell their common stock through one or more broker/dealers, and these broker/dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders as they shall agree.

                             RISK FACTORS
                             ------------

          Our present and intended business operations are highly speculative and involve substantial risks. Only investors who can bear the risk of losing their entire investment should consider buying our shares. Among the risk factors that you should consider are the following:

          We have a limited operating history.
          ------------------------------------

          Cybertel was incorporated in June, 1996 for the purpose of engaging in any lawful activity. Our plan of operations calls for us to create an international, facilities-based communications network. However, we are still in a formative stage. You should be aware that new businesses in a highly competitive industry normally encounter many difficulties. It is not clear that we will succeed with our business plans or in marketing our products and services. As a consequence, we can not assure you that we will be able to operate profitably in the future.

          We have had negative operating results.
          ---------------------------------------

          Cybertel is still a development stage company. We have not yet earned an annual profit. Our gross revenues and net losses for the three calendar years ended December 31, 2001, are shown below:

     Year ended                Gross                    Net
     December 31,              Revenues                 Loss
     ------------              --------                 ----

         1999 (restated)         $2,686,605             $2,402,470
         2000 (restated)         $1,037,442             $4,900,994
         2001                    $1,407,183             $1,818,300

          We may continue to report losses on an annual basis and our business may never be profitable.

          A continued downturn in economic conditions or any significant price decreases in the telecommunications industry could hurt our business.
Economic conditions such as inflation may also make attractive financing rates unavailable to us or our customers and may hurt our business. Deflation may also reduce our income if our costs of providing services increase from the time that we sell the services until the time that we provide them.

         We operate in a highly competitive industry.
         --------------------------------------------

         We operate in a highly competitive industry. Most of our competitors have much more experience in the industry and have many more assets and customers than we have. As a result, we may not be able to compete successfully in the telecommunications industry.

         We are subject to governmental regulation.
         ------------------------------------------

          Internet service providers, also known as "ISPs," are generally considered to be "enhanced service providers" within the United States and are presently exempt from federal and state regulations governing common carriers. However, this is an expanding medium that may be the subject of future
regulation by federal and state agencies.   In April, 1998, the Federal
Communications Commission indicated that it will examine whether certain forms of "phone-to-phone" Internet protocol are information services or telecommunication services. In September, 1999, the FCC initiated a notice of inquiry regarding voice or Internet telephony (both computer-to-computer and phone-to-phone Internet telephony), seeking comment on the availability of Internet telephony, the extent to which it has begun to replace traditional telecommunications services, the percentage of disabled persons who utilize Internet telephony and whether it falls under the purview of Section 255 of the Telecommunications Act of 1996. Also, in 1998, two regional bell operating companies advised Internet telephony providers that these companies would impose access charges on Internet telephony traffic. The Public Utilities Commissions of Nebraska and Colorado have dismissed petitions regarding these companies, but Nebraska has indicated that it will hold a public hearing to consider and seek comment on the following issues: (1) whether its preliminary finding that traffic to ISPs is "local" in nature is correct; (2) how carriers should compensate each other for calls placed to ISPs; (3) whether interexchange carriers providing Internet telephony must pay intrastate access charges; and (4) whether ISPs and providers of Internet telephony should contribute to the state's universal service fund. We can not presently assess the potential adverse effects, including the possibility of charging for the use of Internet telephone use, that any such regulation may have.

         We rely heavily on existing management.
         ---------------------------------------

         Our operations depend primarily upon the experience and expertise of Richard Mangiarelli, our Chief Executive Officer, President and director. The loss of Mr. Mangiarelli would seriously impede our operations.

          We also depend on our ability to attract and retain qualified management, administrative and sales personnel to support our anticipated growth. We can not assure you that we will be able to attract qualified personnel. We carry $1,000,000 in key man insurance on the life of Mr. Mangiarelli. We do not have key man insurance on the lives of our other officers. We have entered into employment contracts with Mr. Mangiarelli and Richard Schmidt. Each of these employment contracts contains an Exhibit 1 titled "Employee Non-Disclosure, Non-Competition and Assignment of Inventions Agreement." Under these agreements, Messrs. Mangiarelli and Schmidt agreed not to engage in or have a financial interest in any activity or business that competes with our business.

          Technology in our industry evolves rapidly.
          -------------------------------------------

          The telecommunications industry is characterized by rapidly evolving technology. We believe that our success will depend on our ability to offer timely new services based on evolving technologies and industry standards. We intend to develop new services. However, we may not be able to develop these new services or to obtain new technologies on favorable terms. In addition, the market may not accept these services and technologies. Our competitors may develop products or services that are technologically superior to ours or that achieve greater market acceptance. Our competitors' development of any superior technology, or our inability to successfully respond to such a development, could make our existing products or services obsolete and could hurt our business.

          We do not expect to pay dividends on our common stock.
          ------------------------------------------------------

          We have never paid any cash dividends on our common stock. We do not expect to pay any dividends in the foreseeable future.

          The holders of our preferred shares have a dividend preference.
          ---------------------------------------------------------------

          Even if we decide to pay dividends on our common stock in the future, we must pay all accrued dividends to the holders of our Series A 6% Convertible Preferred Stock first. This makes it even less likely that we will pay dividends to our common stock holders in the foreseeable future.

          Sales of our common stock under Rule 144 may hurt its market price.
          -------------------------------------------------------------------

          Of the 9,416,862 currently issued and outstanding shares of our common stock, approximately 6,458,839 are freely tradeable, and approximately 2,958,823 are "unregistered" and "restricted" securities. Our restricted securities are restricted from resale other than through a transaction complying with the provisions of Rule 144, adopted under the Securities Act of 1933, or some other exemption from registration.

          Under Rule 144, if certain information about the operating and financial affairs of the Company is publicly available, stockholders who have held restricted securities for a period of one year may sell in any three month period up to:

               the greater of 1% of our outstanding common stock; or

               the average weekly reported volume of common stock trading during the four calendar weeks preceding the filing of a notice of proposed sale.

          Under Rule 144(k), non-affiliates may make unlimited sales of restricted stock if they have held their shares for two years, regardless of the other Rule 144 requirements. Future sales of our shares under Rule 144 could depress the market price of our common stock.

          Our directors and officers may face conflicts of interest.
          ----------------------------------------------------------

          Although they have no present plans to do so, our directors and officers may become officers, directors, controlling shareholders or partners of other entities engaged in a variety of businesses. Their involvement in these activities may create conflicts of interest over use of time and corporate opportunity.

          The market value of our common stock has no relation to its book value.
------

          There is no correlation between the market price of our common stock and its book value. As of December 31, 2001, the net book value of a share of our common stock was $(0.027). The average closing bid price of a share of our common stock during the quarterly period ending on that date was $0.32 per share. This price does not necessarily bear any relationship to our asset value, net worth or other established criteria of value. You should not consider it to be the actual value of Cybertel or our common stock. Based on this "book value" determination of the value of our common stock, it is overvalued. We can not assure you that present or future stockholders will be able to resell their shares at a profit.

          The limited market for our shares will make their price more volatile.
---------

          The market for our common stock is very limited. A larger market may never develop or be maintained. The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

          Our success, or lack of success, in marketing our products and services;

          Competition;

          Governmental regulations; and

          Fluctuations in operating results.

          The stock markets have experienced, and will probably continue to experience, extreme price and volume fluctuations. These fluctuations have affected the market price of many small capital companies' shares, and have often been unrelated to the companies' operating results. These broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that develops.

          Our stock is considered "penny stock."
          ------------------------------------------

          Our common stock is deemed to be "penny stock" as that term is defined in Reg. Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:

               with a price of less than five dollars per share;

               that are not traded on a "recognized" national exchange;

               whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still have a price of five dollars or more; or

               in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

          Section 15(g) of the 1934 Act, and Reg. Section 240.15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. We urge potential investors in our common stock to obtain and read this disclosure carefully before purchasing any shares of "penny stock."

          Reg. Section 240.15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to:

               obtain from the investor information about his or her financial situation, investment experience and investment objectives;

               reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has enough knowledge and experience to be able to evaluate the risks of penny stock transactions;

               provide the investor with a written statement setting forth the basis on which the broker-dealer made his or her determination; and

               receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

          Compliance with these requirements may make it harder for investors in our common stock to resell their shares to third parties.

          We will face many risks in executing our growth strategy.
          ---------------------------------------------------------

          A principal component of our growth strategy is to build a telecommunications network in the United States. Our ability to do this depends on a number of factors, including:

               the availability of attractive opportunities;

               our ability to acquire these opportunities on economically feasible terms;

               our ability to obtain the money necessary to finance our acquisition of facilities and to cover any necessary sales, marketing and operation expenses;

               our ability to market and sell services; and

               our ability to manage rapidly growing operations effectively and to our customers' satisfaction.

          We can not assure you that we will be successful in any of these areas.

          The auditor's "going concern" qualification in our financial statements might create additional doubt about our ability to stay in business.
---------

          Our Independent Auditors' Report issued on March 25, 2002, with respect to our audited financial statements for the years ended December 31, 2001 and 2000, expresses substantial doubt about our ability to continue as a going concern, due to our history of operating losses, deficit in working capital and stockholders' deficit.

                       FORWARD-LOOKING INFORMATION
                       ---------------------------

          This is a summary of the terms of the common stock described in and offered by this prospectus. It does not contain all of the information that may be important to you. This prospectus contains "forward-looking" information within the meaning of the Private Securities Litigation Reform
Act of 1995. Forward-looking statements contained in this prospectus involve known and unknown risks, uncertainties and other factors that could cause actual results, financial or operating performance to differ from the future results, financial or operating performance or achievements expressed or implied by these forward-looking statements. You should carefully read the this prospectus and the risks factors outlined above, along with the more detailed information, financial statements and the notes to the financial statements appearing elsewhere in this prospectus before you decide whether to purchase the common stock described in this prospectus.

                         USE OF PROCEEDS
                         ---------------

          We are registering 200,000 shares that underlie warrants. All of these warrants are exercisable at a purchase price of $0.33 per share. As of the date of this prospectus, none of these 200,000 warrants had been exercised. As of May 13, 2002, the bid price of our common stock was $0.21 per share. The warrant holder is very unlikely to exercise its warrants unless our stock price exceeds the exercise price of the warrants. As of May 13, 2002, our stock price was less than the exercise price of these 200,000 warrants.

          If all of these warrants were exercised, we would receive proceeds of $66,000, based on the current market price of our common stock. We expect that we would allocate these proceeds to working capital.

            DETERMINATION OF OFFERING PRICE AND DILUTION
            --------------------------------------------

          We will not receive any money from the selling stockholders when they sell their shares of common stock, though we will receive funds from any exercise of the warrants. The selling stockholders may sell all or any part of their shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of our common stock at the time of negotiation. Because we cannot accurately predict the prices of these sales, we cannot accurately estimate the amount of any dilution that may result from the purchase price of any of these shares. "Dilution" is the difference between the price paid for the shares and our "net tangible book value." The net tangible book value (deficit) of our common stock on December 31, 2001, was ($236,203) or ($0.027) per share. Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the remainder by the number of shares of common stock outstanding. Taking into account the exercise of the above-referenced warrants as of December 31, 2001, our net tangible book value (deficit) at that date would be ($140,203), divided by 9,051,136 outstanding shares, resulting in a net tangible book value (deficit) of ($0.016) per share. As of the date of this prospectus, none of these warrants has yet been exercised. The offer and sale by the selling stockholders of common stock that is then outstanding, including those shares underlying the warrants, will not have any effect on the net tangible book value (deficit)of our common stock, after taking into account the exercise of the warrants.

          We can not assure you that any public market for our common stock will equal or exceed the sales price of our shares of common stock sold by our stockholders. Purchasers of our shares face the risk that their shares will not be worth what they paid for them.

                        SELLING SECURITY HOLDERS
                        ------------------------

          The following table provides information about the selling stockholders and the common stock that each may sell, or retain after this offering, if any:

                              Common Stock (1)
                              ----------------

Names of Selling    Number of Shares  Number of Shares      Number of Shares
 Stockholders          Beneficially         to be          Beneficially Owned
in the Offering           Owned          Registered        after the Offering
---------------     ----------------  ----------------     ------------------

Alpha Capital         1,390,476 (2)     1,390,476 (2)             -0-
Aktiengesellschaft

Adara Investors LLC  13,713,609 (3)    13,634,677                78,932

                      ---------         ----------             ---------
                     15,104,085        15,025,153                78,932


     (1) We assume no purchase in this offering by the selling stockholders of any shares of our common stock. No director, advisory director, executive officer or any "associate" of any director, advisory director or executive officer has any interest, direct or indirect, by security holdings or otherwise, in any of the selling stockholders.

     (2) Of this amount, 200,000 shares are issuable upon the exercise of warrants having an exercise price of $0.33 per share, exercisable until March 26, 2007. The remaining 1,190,476 shares are issuable upon conversion of an 8% Convertible Note in the amount of $200,000. The Note is convertible at the lesser of: (i) $0.216 per share; or (ii) 80% of the three lowest closing bid prices for our common stock for the 30 trading days immediately preceding but not including the conversion date. As of May 13, 2002, the applicable conversion price was $0.168 per share.

     (3) Of this amount, 13,634,677 shares are issuable upon conversion of the 6% Convertible Series A Preferred Stock, including 1,610,868 shares that are issuable upon conversion of accrued dividends of $270,625. The preferred stock is convertible into common stock at the lower of: (i) 110% of the average closing bid price for our common stock for the five trading days immediately preceding the initial closing date of Adara's acquisition of the preferred stock; or (ii) 80% of the average of the three lowest closing bid prices of our shares of common stock for the 25 trading days immediately preceding the date that the preferred stock is converted into common stock. Adara currently holds 78,932 shares of common stock that were received upon conversion of Preferred Stock.

                          PLAN OF DISTRIBUTION
                          --------------------

          We are registering the shares of our common stock covered by this prospectus.

          We will pay the costs, expenses and fees of registering our common stock. All of the selling stockholders will be responsible for any related commissions, taxes, attorney's fees and other charges that each may incur in connection with the offer or sale of these securities.

          The selling stockholders may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, any of which may change.
They may sell some or all of their common stock through:

          * ordinary broker's transactions, which may include long or short sales;

          * purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

           *    market makers or into an existing market for our common stock;

           *    transactions in options, swaps or other derivatives; or

           * any combination of the selling options described in this prospectus, or by any other legally available means.

          In addition, the selling stockholders may enter into hedging transactions with broker/dealers, who may engage in short sales of our common stock in the course of hedging the positions they assume. Finally, they may enter into options or other transactions with broker/dealers that require the delivery of our common stock to those broker/dealers. Subsequently, the shares may be resold under this prospectus.

          In their selling activities, the selling stockholders will have to comply with applicable provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), and its rules and regulations, including Regulation M. These may limit the timing of purchases and sales of our common stock by the selling stockholders.

          The selling stockholders and any broker/dealers involved in the sale or resale of our common stock may qualify as "underwriters" within the meaning of Section 2(11) of the Securities Act. In addition, the broker/dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Exchange Act. If any broker/dealer or selling stockholder qualifies as an "underwriter," he/it will have to deliver our prospectus as required by Rule 154 of the Securities and Exchange Commission. In addition, any broker/dealer that participates in a distribution of these shares will not be able to bid for, purchase or attempt to induce any person to bid for or purchase any of these shares as long as the broker/dealer is participating in the distribution. The ability of participating broker/dealers to stabilize the price of our shares will also be restricted.

          If the selling stockholders sell our shares to or through brokers, dealers or agents, they may agree to indemnify these brokers, dealers or agents against liabilities arising under the Securities Act or the Exchange Act. We do not know of any existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

          In addition to selling their common stock under this prospectus, the selling stockholders may:

          * transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution or other transfer; or

          * sell their common stock under Rule 144 of the Securities and Exchange Commission, if the transaction meets the requirements of Rule 144.

          We have advised the selling stockholders that during the time they are engaged in the distribution of our common stock that they own, they must comply with Rule 10b-5 and Regulation M promulgated by the Securities and Exchange Commission under the Exchange Act. They must do all of the following under this Rule and Regulation:

          * not engage in any stabilization activity in connection with our common stock;

          * furnish each broker who may be offering our common stock on their behalf the number of copies of this prospectus required by each broker;

          * not bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock, other than as permitted under the Exchange Act;

          *    not use any device to defraud;

          * not make any untrue statement of material fact or fail to state any material fact; and

          * not engage in any act that would operate as a fraud or deceit upon any person in connection with the purchase or sale of our shares.

          To the extent that any selling stockholder may be an "affiliated purchaser" as defined in Regulation M, he/it has been further advised that he/it must coordinate his/its sales under this prospectus with us for the purposes of Regulation M.

          To the extent required by the Securities Act, a supplemental prospectus will be filed, disclosing:

          *    the name of any broker/dealers;

          *    the number of securities involved;

          *    the price at which the securities are to be sold;

          * the commissions paid or discounts or concessions allowed to the broker/dealers, where applicable;

          * that the broker/dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented;
               and

          *    other facts material to the transaction.

          There is no assurance that any selling stockholder will sell any of our common stock.

                  INTEREST OF NAMED EXPERTS AND COUNSEL
                  -------------------------------------

          The financial statements of Cybertel Communications Corp. as of December 31, 2001 and for the years ended December 31, 2001, and 2000, included in its Annual Report on Form 10-KSB have been audited by Malone & Bailey, PLLC, independent auditors, as set forth in its report included therein and incorporated herein by reference, and are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

          Leonard W. Burningham, Esq. and Branden T. Burningham, Esq., lawyers, of Salt Lake City, Utah, father and son, associates in the practice of law and co-counsel for our company, have prepared the registration statement and this prospectus and will provide any legal opinions required with respect to any related matter. Neither beneficially owns any shares of our common stock.

          We have not hired any expert or counsel on a contingent basis. Except as indicated above, no expert or counsel will receive a direct or indirect interest in our company, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of our company.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
              -------------------------------------------------

          The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus information that we file with the Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the Commission in the future and incorporate by reference will automatically update and may supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the sale of all the shares covered by this prospectus.

          * Our Annual Report on Form 10-KSB for the calendar year ended December 31, 1999, filed with the Securities and Exchange Commission on March 31, 2000;

          * Our Annual Report on Form 10-KSB for the calendar year ended December 31, 2001, filed with the Securities and Exchange Commission on April 12, 2002;

          * Our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2002, filed with the Securities and Exchange Commission on May 14, 2002;

          * Our Current Report on Form 8-K, dated March 26, 2002, filed with the Securities and Exchange Commission on April 4, 2002; and

          * The description of our common stock contained in our Exchange Act Registration Statement on Form 10-SB, filed with the Securities and Exchange Commission on August 2, 1992, and our Registration Statements on Forms 10-SB-A1, 10-SB-A2 and 10-SB-A3, filed on August 16, 1999, September 30, 1999, and October 15, 1999, respectively.

          You may request free copies of these filings by writing or telephoning us at the following address: 2820 La Mirada Drive, Suite H, Vista, California 92083; telephone (858) 646-7410.

                    WHERE YOU CAN FIND MORE INFORMATION
                    -----------------------------------

          We file periodic reports and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information about the public reference room. Our Commission filings are also available on the SEC's web site: www.sec.gov.

         This prospectus is part of our registration statement and does not contain all of the information included in the registration statement. Whenever this prospectus refers to any contract or other document of Cybertel Communications Corp., the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES
                                  -----------

          Section 78.751(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.751(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful."

          Section 78.751(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were not opposed to the corporation's best interests. Unless a court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

          To the extent that a corporate director, officer, employee or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.751(1) or 78.751(2), Section 78.751(3) of the NRS requires that he or she be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense."

          Section 78.751(4) of the NRS limits indemnification under Sections 78.751(1) and 78.751(2) to situations in which either (1) the stockholders,
(2)the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

          Pursuant to Section 78.751(5) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(6)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(6)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors and administrators.

          Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

          Article IX of our Articles of Incorporation limits the personal liability of a director or executive officer for damages for breach of fiduciary duty to acts or omissions involving intentional misconduct, fraud or a knowing violation of law. In addition, Article X provides for indemnification of our directors and executive officers to substantially the same extent as the NRS.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, executive officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance And Distribution.
          --------------------------------------------

          The following table sets forth the expenses which we expect to incur in connection with the registration of the shares of common stock being registered by this registration statement. Normal commission expenses and brokerage fees are payable individually by the selling stockholders. All of these expenses, except for the Commission registration fee, are estimated:

  Securities and Exchange Commission registration fee........$   611.03
  Legal fees and expenses....................................$20,000.00
  Accounting fees............................................$ 3,500.00

       Total.................................................$24,111.03


Item 15.  Indemnification of Directors And Officers.
          ------------------------------------------

          Section 78.751(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.751(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful."

          Section 78.751(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were not opposed to the corporation's best interests. Unless a court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

          To the extent that a corporate director, officer, employee or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.751(1) or 78.751(2), Section 78.751(3) of the NRS requires that he or she be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense."

          Section 78.751(4) of the NRS limits indemnification under Sections 78.751(1) and 78.751(2) to situations in which either (1) the stockholders,
(2)the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

          Pursuant to Section 78.751(5) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(6)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(6)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors and administrators.

          Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

          Article IX of our Articles of Incorporation limits the personal liability of a director or executive officer for damages for breach of fiduciary duty to acts or omissions involving intentional misconduct, fraud or a knowing violation of law. In addition, Article X provides for indemnification of our directors and executive officers to substantially the same extent as the NRS.

Item 16.  Exhibits
          --------

Exhibit
Number      Description
------      ------------

 5 Opinion of Branden T. Burningham, Esq., regarding legality of securities

10.1        Securities Purchase Agreement with Adara Investors LLC (1)
              Exhibit A - Form of Certificate of Amendment
              Exhibit B - Form of Stock Purchase Warrant
              Exhibit C - Form of Supplemental Warrant
              Exhibit D - Form of Registration Rights Agreement
              Exhibit E - Opinion of Counsel

10.2        Subscription Agreement with Alpha Capital Aktiengesellschaft (2)
              Exhibit A - Form of Note
              Exhibit B - Form of Legal Opinion
              Exhibit C - Form of Common Stock Purchase Warrant
              Schedule 2(d) - Additional Issuances
              Schedule 2(t) - Capitalization
              Schedule 7(e) - Use of Proceeds
              Schedule 10.1 - Other Securities to be Registered

23.1        Consent of Branden T. Burningham, Esq. (See Exhibit 5)

23.2        Consent of Malone & Bailey, PLLC

            (1) Incorporated by reference from Annual Report on Form 10-KSB for the calendar year ended December 31, 1999, filed on March 31, 2000.

            (2) Incorporated by reference from Current Report on Form 8-K dated March 26, 2002, and filed April 4, 2002.

Item 17.  Undertakings
          ------------

          Cybertel hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) include any additional or changed material information on the plan of distribution;

             Provided, however, that the undertakings set forth in paragraphs
(1)(i) and (1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

          (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, executive officers and controlling persons the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities, other than our payment of expenses incurred or paid by any of our directors, executive officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by the director, executive officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

          (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               SIGNATURES
                               ----------

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on May 14, 2002.

                                       CYBERTEL COMMUNICATIONS CORP.


Date:  May 14, 2002                    By /s/ Richard D. Mangiarelli
       ------------                      -------------------------------------
                                         Richard D. Mangiarelli
                                         Chief Executive Officer and President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  May 14, 2002                       /s/ Richard D. Mangiarelli
      -------------                      -------------------------------------
                                         Richard D. Mangiarelli
                                         Chief Executive Officer, President
                                         and Director



Date:  May 14, 2002                       /s/ Richard F. Schmidt
      -------------                      -------------------------------------
                                         Richard F. Schmidt
                                         Chief Financial Officer and Director



Date:  May 14, 2002                       /s/ John E. Jordan
      -------------                      -------------------------------------
                                         John E. Jordan
                                         Director